UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2008

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Compensation/Organization Committee of the Board of Directors of AECOM Technology Corporation (“AECOM”) has approved forms of stock option, restricted stock unit and performance earnings program standard terms and conditions to be used in connection with awards made under the AECOM Technology Corporation 2006 Stock Incentive Plan (“2006 Plan”).  The stock option, restricted stock unit and performance earnings program standard terms and conditions are expected to be used in connection with all stock option, restricted stock unit and performance earnings unit grants awarded under the 2006 Plan to executive officers.  The December 1, 2008 grants of stock options and restricted stock units to executive officers John M. Dionisio, Richard G. Newman, James R. Royer and Michael S. Burke were previously reported on Forms 4 filed with the Securities and Exchange Commission on December 3, 2008.  The foregoing description of the forms of stock option, restricted stock unit and performance earnings program standard terms and conditions is qualified in its entirety by reference to the copies of such forms attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are hereby incorporated by reference in this Item 5.02.

Item 9.01                                  Financial Statements and Exhibits.

(d)  Exhibits

10.1     Form of Stock Option Standard Terms and Conditions under 2006 Stock Incentive Plan.

10.2     Form of Restricted Stock Unit Standard Terms and Conditions under 2006 Stock Incentive Plan.

10.3     Form of Performance Earnings Program Standard Terms and Conditions under 2006 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: December 5, 2008	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

10.1	Form of Stock Option Standard Terms and Conditions under 2006 Stock Incentive Plan.

10.2	Form of Restricted Stock Unit Standard Terms and Conditions under 2006 Stock Incentive Plan.

10.3	Form of Performance Earnings Program Standard Terms and Conditions under 2006 Stock Incentive Plan.